NOVATION COMPANIES, INC. Third Quarter 2013 Shareholder Call

Forward-looking Statements Information in this presentation, and any responses to questions during the question and answer period that will follow, may include statements that are forward-looking and based on current expectations. Please refer to our Quarterly Report filed on Form 10-Q for the quarter ended September 30, 2013 and Annual Report filed on Form 10-K for the year ended December 31, 2012 for important information about factors that could cause actual results or events to be materially different than as discussed today.

Novation Financial Summary YTD 2013 Q3 2013 Net Loss (28.0) (2.2) Tax (expense) benefit (27.3) 0.4 StreetLinks Contribution 6.3 1.2 Advent Contribution (1.0)* (1.8)* CorvisaCloud Contribution (2.8) (1.0) NCI (Securities income – corporate expenses) (29.6)* (0.6)* Discontinued Operations (0.9) 0.0 Recovery of ITS Loan 1.0 0.0 Corvisa contingent consideration adjustment 0.9 0.2 Aggregate earnings from operating businesses 2.5 (1.6) * Amounts exclude intercompany interest income (NCI) / expense (Advent) $ in millions; net of minority interests

StreetLinks Lender Solutions • StreetLinks is a leading provider of appraisal management services, appraisal management technology and automated valuation products. • Three main products offered today are: Product Description Lender Plus Full service appraisal management Lender X Technology enabling lenders to manage their own appraiser network StreetLinks QX Industry best automated valuation tool

StreetLinks Historical 2011 2012 YTD 2013 Q3 2013 Lender Plus Units 315,726 460,260 282,774 78,936 Lender X Units 32,224 84,083 72,573 21,830 StreetLinks QX Units 0 3,440 90,297 26,367 Total Units 347,950 547,783 445,644 127,133 YOY Growth 70% 57% 12% -9% Revenue $119,387 $176,645 116,695 32,385 YOY Growth 59% 48% -9%* -26%* Cost of Services $104,177 $157,795 $101,075 $28,473 Gross Margin $15,210 $18,850 $15,620 $3,912 Expenses $8,816 $11,652 $8,705 $2,615 Income (Loss) $6,394 $7,198 $6,915 $1,297 $ in thousands; ignores minority interests * Calculated based on comparable periods for 2012

StreetLinks Outlook • While production and earnings will be down for the third and fourth quarters, we are optimistic about next year • We expect the industry to consolidate primarily due to: – Decrease in the number of smaller regional AMCs – Flight to quality by lenders driven largely by increased regulatory scrutiny of the appraisal process • An example of the consolidation beginning: – StreetLinks has onboarded three top twenty five lenders (based on 2012 volume) in the month of November, 2013, something we’ve never done in the past* * Previous to this we worked with 9 of the top twenty five lenders based on 2012 volume

Advent Financial • Advent provides tax refund settlement products and a prepaid debt card product to the independent tax preparer market. • Its customers are independent professional tax preparers • Advent makes money through – Fees charged for the settlement products – Share of interchange on the prepaid card

Advent Historical 2010 2011 2012 YTD 2013 # of ERO Locations 385 3,300 5,724* 4,552 Funded Fed Units 26,309 315,147 575,547* 446,480 Cards Issued 6,090 38,171 47,748 75,455 Revenue $255 $6,739 $9,221 $8,261 Cost of Services $140 $3,740 $7,092 $5,598 Gross Margin $115 $2,999 $2,129 $2,663 Expenses $4,262 $3,321 $4,392 $3,506 Income (Loss) ($4,147) ($322) ($2,263) ($843) - Excludes interest and fees paid to Novation * Include 2,010 locations and 138,562 funded fed units from Jackson Hewitt who did not renew in 2013 ($ in thousands)

Advent in 2014 • We do not expect to see growth in Advent’s business for the 2014 tax season • We continue to work to reposition Advent for better future performance – We will plan to discuss the results of these efforts in detail during our 2013 year end earnings call

CorvisaCloud • CorvisaCloud offers a cloud based communications platform with best in class contact center software and cloud hosted phone system for companies of all sizes • Its revenue is derived from three main sources: – Subscription revenue from seat licenses – Revenue from minutes sold – Professional services both for CorvisaCloud implementations and salesforce implementations • The salesforce implementation business also serves as a lead generator for our technology platform • Key metrics to watch include growth in revenue and number of seats – We will begin to report CorvisaCloud as a separate business unit in our 10K

CorvisaCloud Platform Structure


COMPANY
CorvisaCloud™
PLATFORM & SERVICES
Client can purchase either or both
Salesforce Implementation Services
CorvisaOne™ Communications Platform
PRODUCTS ON THE CORVISAONE PLATFORM
Future Apps
Task Center
CorvisaOne Contact Center Suite
(Salesforce integration available)
CorvisaOne Cloud Phone System (PBX)
(Salesforce integration available)
Client can purchase either or both products with or without Salesforce implementation services.

novation

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